    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 2004


                                                  REGISTRATION NO. 333-107324
                                                  REGISTRATION NO. 333-107324-01
                                                  REGISTRATION NO. 333-107324-02
                                                  REGISTRATION NO. 333-107324-03
                                                  REGISTRATION NO. 333-107324-04
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 7

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

  HERITAGE PROPANE PARTNERS, L.P.                DELAWARE                         73-1493906
      HERITAGE OPERATING, L.P.                   DELAWARE                         73-1495293
       HERITAGE SERVICE CORP.                    DELAWARE                         73-1495294
     HERITAGE-BI STATE, L.L.C.                   DELAWARE                         73-1496351
 HERITAGE ENERGY RESOURCES, L.L.C.               OKLAHOMA                         73-1588029
   (Exact name of each registrant     (State or other jurisdiction of          (I.R.S. Employer
    as specified in its charter)      incorporation or organization)        Identification Number)

                             ---------------------
                       8801 SOUTH YALE AVENUE, SUITE 310
                             TULSA, OKLAHOMA 74137
                                 (918) 492-7272
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                             ---------------------
                              MICHAEL L. GREENWOOD
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        HERITAGE PROPANE PARTNERS, L.P.
                       8801 SOUTH YALE AVENUE, SUITE 310
                             TULSA, OKLAHOMA 74137
                                 (918) 492-7272
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                  THOMAS P. MASON                                     ROBERT A. BURK
               DOUGLAS E. MCWILLIAMS                   DOERNER, SAUNDERS, DANIEL & ANDERSON, L.L.P.
              VINSON & ELKINS L.L.P.                            320 SOUTH BOSTON, SUITE 500
               2300 FIRST CITY TOWER                            TULSA, OKLAHOMA 74103-3725
                1001 FANNIN STREET                                    (918) 582-1211
               HOUSTON, TEXAS 77002
                  (713) 758-2222

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee.........  $ 78,949
Legal fees and expenses.....................................  $175,000
Accounting fees and expenses................................  $ 50,000
Printing and engraving expenses.............................  $ 75,000
Trustee's fees..............................................  $ 15,000
Miscellaneous...............................................  $  6,051
                                                              --------
TOTAL.......................................................  $400,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Heritage Propane Partners, L.P. and Heritage Operating, L.P.

     The partnership agreements of each of Heritage Propane Partners, L.P. and Heritage Operating, L.P. provide that each partnership, as applicable, will indemnify (i) its respective general partner, any departing partner (as defined therein), any person who is or was an affiliate of its respective general partner or any departing partner, (ii) any person who is or was a director, officer, employee, agent or trustee of the partnerships, (iii) any person who is or was an officer, director, employee, agent or trustee of its respective general partner or any departing partner or any affiliate of its respective general partner or any departing partner, or (iv) any person who is or was serving at the request of its respective general partner or any departing partner or any affiliate of its respective general partner or any departing partner as an officer, director, employee, partner, agent, fiduciary or trustee of another person (each, an "Indemnitee"), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint and several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as any of the foregoing; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of each partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of each of the partnerships, and the respective general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to each applicable partnership to enable it to effectuate, such indemnification. Each partnership is authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with each of the partnerships' activities, regardless of whether each of the partnerships would have the power to indemnify such person against such liabilities under the provisions described above.

     Heritage Service Corp.

     Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Heritage Service Corp.'s Certificate of Incorporation provides that, to the fullest extent of Delaware law, no Heritage Service Corp. director shall be liable to Heritage Service Corp. or Heritage Service Corp. stockholders for monetary damages for breach of fiduciary duty as a director.

     Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding:
(i) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or
(ii) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by Heritage Service Corp.'s Certificate of Incorporation or Bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

     Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

     The Bylaws of Heritage Service Corp. provide for the indemnification and advancement of expenses of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Heritage Service Corp. or is or was a director or officer of Heritage Service Corp. serving as an officer or director, employee or agent of any other enterprise at the request of Heritage Service Corp. Heritage Service Corp.'s bylaws provide for such indemnification and advancement of expenses if such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Heritage Service Corp. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Heritage-Bi State, L.L.C.

     Under the Delaware Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     The Amended and Restated Agreement of Limited Liability Company of Heritage-Bi State, L.L.C. provides that a member shall not be liable to Heritage-Bi State, L.L.C. for any act or omission based upon errors of judgment in connection with the business or affairs of Heritage-Bi State, L.L.C. if such member's conduct does not constitute gross negligence or willful misconduct. Furthermore, the Amended and Restated Agreement of Limited Liability Company of Heritage-Bi State, L.L.C. provides that a member shall be indemnified by Heritage-Bi State, L.L.C., to the fullest extent permitted by law, from and against any and all losses, claims, damages and settlements arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the member is involved, as a party or otherwise, by reason of the management of the affairs of Heritage-Bi State, L.L.C. or the fact that such member is or was an agent of Heritage-Bi State, L.L.C., provided that no member shall be entitled to indemnification for such losses, claims, damages and settlements arising as a result of the gross negligence or willful misconduct of such member.

     Heritage Energy Resources, L.L.C.

     Under the Oklahoma Limited Liability Company Act, a limited liability company may (i) limit or eliminate the personal liability of a manager for monetary damages for breach of any duty under the Oklahoma Limited Liability Company Act or (ii) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because such manager is or was a manager of the limited liability company, except, in either case, for any breach of a manager's duty of loyalty or any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     The Operating Agreement of Heritage Energy Resources, L.L.C. provides indemnification and eliminates liability for each manager or officer of Heritage Energy Resources, L.L.C. from any and all monetary damages, claims, demands and actions of every kind and nature whatsoever which may arise by reason of a manager's or officer's performance of his or her duties and responsibilities, except (i) for liabilities arising as a result of a breach of the manager's or officer's duty of loyalty to Heritage Energy Resources, L.L.C. or its members,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the manager or officer derived an improper personal benefit and (iv) with respect to indemnification, a breach of any provision of Heritage Energy Resources, L.L.C.'s Operating Agreement.

     Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of officers, directors, members or managers of the general partner, Heritage Service Corp., Heritage-Bi State, L.L.C. and Heritage Energy Resources, L.L.C., including liabilities under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following documents are filed as exhibits to this registration:


  EXHIBIT
   NUMBER                                    DESCRIPTION
  -------                                    -----------
   1.1***            Form of Underwriting Agreement relating to the sale of the common units offered by the Prospectus Supplement contained herein.
   1.2*              Form of Underwriting Agreement.
   4.1               Amended and Restated Agreement of Limited Partnership of
                     Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1 to Heritage Propane Partners, L.P.'s
                     Registration Statement on Form S-1, filed on June 21, 1996).
   4.2               Amendment No. 1 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.1 to Heritage Propane Partners,
                     L.P.'s Current Report on Form 8-K dated August 23, 2000).
   4.3               Amendment No. 2 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.2 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2001).
   4.4               Amendment No. 3 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.3 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.5               Amendment No. 4 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.4 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.6**             Form of Amendment No. 5 to Amended and Restated Agreement of
                     Limited Partnership of Heritage Propane Partners, L.P.
   4.7               Amended and Restated Agreement of Limited Partnership of
                     Heritage Operating, L.P. (incorporated by reference to
                     Exhibit 3.2 to Heritage Propane Partners, L.P.'s
                     Registration Statement on Form S-1, filed on June 21, 1996).
   4.8               Amendment No. 1 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Operating, L.P. (incorporated by
                     reference to Exhibit 3.2.1 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2000).
   4.9               Amendment No. 2 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Operating, L.P. (incorporated by
                     reference to Exhibit 3.2.2 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.10**            Form of Amendment No. 3 to Amended and Restated Agreement of
                     Limited Partnership of Heritage Operating, L.P.
   4.11**            Form of Senior Indenture of Heritage Propane Partners, L.P.
   4.12**            Form of Subordinated Indenture of Heritage Propane Partners,
                     L.P.
   4.13**            Form of Senior Indenture of Heritage Operating, L.P.
   4.14**            Form of Subordinated Indenture of Heritage Operating, L.P.
   5.1***            Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby.
   5.2**             Opinion of Doerner, Saunders, Daniel & Anderson, L.L.P. as
                     to the legality of the securities registered hereby.
   5.3***            Opinion of Vinson & Elkins L.L.P. as to the legality of the common units offered by the Prospectus Supplement contained herein.
   8.1**             Opinion of Vinson & Elkins L.L.P. as to tax matters.
  10.1               Acquisition Agreement dated November 6, 2003 among the
                     owners of U.S. Propane, L.P. and U.S. Propane, L.L.C. and La
                     Grange Energy, L.P. (incorporated by reference to Exhibit
                     10.30 to Heritage Propane Partners, L.P.'s Annual Report on
                     Form 10-K for the year ended August 31, 2003).

  EXHIBIT
   NUMBER                                    DESCRIPTION
  -------                                    -----------
  10.2               Contribution Agreement dated November 6, 2003 among La
                     Grange Energy, L.P. and Heritage Propane Partners, L.P. and
                     U.S. Propane, L.P. (incorporated by reference to Exhibit
                     10.31 to Heritage Propane Partners, L.P.'s Annual Report on
                     Form 10-K for the year ended August 31, 2003).
  10.3**             Amendment No. 1 dated December 7, 2003 to Contribution
                     Agreement dated November 6, 2003 among La Grange Energy,
                     L.P. and Heritage Propane Partners, L.P. and U.S. Propane,
                     L.P.
  10.4               Stock Purchase Agreement dated November 6, 2003 among the
                     owners of Heritage Holdings, Inc. and Heritage Propane
                     Partners, L.P. (incorporated by reference to Exhibit 10.32 to Heritage Propane Partners, L.P.'s Annual Report on Form
                     10-K for the year ended August 31, 2003).
  12.1**             Computation of ratio of earnings to fixed charges.
  23.1***            Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
  23.2**             Consent of Doerner, Saunders, Daniel & Anderson, L.L.P.
                     (included in Exhibit 5.2).
  23.3**             Consent of Grant Thornton LLP.
  23.4**             Consent of Ernst & Young LLP.
  23.5**             Consent of Ray C. Davis.
  23.6**             Consent of Kelcy L. Warren.
  23.7**             Consent of Deloitte & Touche LLP.
  23.8**             Consent of David R. Albin.
  23.9**             Consent of Kenneth A. Hersh.
  24.1**             Power of Attorney.
  25.1*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Senior Indenture of Heritage Propane
                     Partners, L.P.
  25.2*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Subordinated Indenture of Heritage Propane
                     Partners, L.P.
  25.3*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Senior Indenture of Heritage Operating, L.P.
  25.4*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Subordinated Indenture of Heritage Operating,
                     L.P.
  99.1               Balance sheet of U.S. Propane, L.P. (incorporated by
                     reference to Exhibit 99.1 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2003).
  99.2               Balance Sheet of U.S. Propane, L.L.C. (incorporated by
                     reference to Exhibit 99.3 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2003).


---------------

   * To be filed by a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K.

  ** Previously filed.


 *** Filed herewith.


     (b) Financial Statement Schedules

     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

     (c) Reports, Opinions, and Appraisals

     The following reports, opinions, and appraisals are included herein: None.

ITEM 17.  UNDERTAKINGS

     I. Each of the undersigned registrants hereby undertakes:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     II. Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     III. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 9, 2004.


                                          HERITAGE PROPANE PARTNERS, L.P.
                                          By: U.S. PROPANE, L.P.
                                              its General Partner

                                          By: U.S. PROPANE, L.L.C.
                                              its General Partner

                                              By: /s/ MICHAEL L. GREENWOOD
                                               ---------------------------------
                                                  Name:    Michael L. Greenwood
                                                  Title:   Vice President and
                                                           Chief Financial
                                                           Officer

                                          HERITAGE OPERATING, L.P.
                                          By: U.S. PROPANE, L.P.
                                              its General Partner

                                          By: U.S. PROPANE, L.L.C.
                                              its General Partner

                                              By: /s/ MICHAEL L. GREENWOOD
                                               ---------------------------------
                                                  Name:    Michael L. Greenwood
                                                  Title:   Vice President and
                                                           Chief Financial
                                                           Officer

                                          HERITAGE SERVICE CORP.

                                          By:   /s/ MICHAEL L. GREENWOOD
                                            ------------------------------------
                                              Name:    Michael L. Greenwood
                                              Title:   Vice President and Chief
                                                       Financial Officer

                                          HERITAGE-BI STATE, L.L.C.

                                          By:   /s/ MICHAEL L. GREENWOOD
                                            ------------------------------------
                                              Name:    Michael L. Greenwood
                                              Title:   Vice President and Chief
                                                       Financial Officer

                                          HERITAGE ENERGY RESOURCES, L.L.C.

                                          By:   /s/ MICHAEL L. GREENWOOD
                                            ------------------------------------
                                              Name:    Michael L. Greenwood
                                              Title:   Vice President and Chief
                                                       Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----

       /s/ H. MICHAEL KRIMBILL           (i) President and Chief            January 9, 2004
--------------------------------------   Executive Officer (Principal
         H. Michael Krimbill             Executive Officer) of U.S.
                                         Propane, L.L.C., Heritage
                                         Service Corp., Heritage-Bi
                                         State, L.L.C. and Heritage
                                         Energy Resources, L.L.C., (ii)
                                         Director of U.S. Propane L.L.C.
                                         and Heritage Service Corp. and
                                         (iii) Manager of Heritage
                                         Energy Resources, L.L.C.


                  *                      Chairman of the Board and          January 9, 2004
--------------------------------------   Director of U.S. Propane,
        James E. Bertelsmeyer            L.L.C.


       /s/ MICHAEL L. GREENWOOD          (i) Vice President and Chief       January 9, 2004
--------------------------------------   Financial Officer (Principal
         Michael L. Greenwood            Financial and Accounting
                                         Officer) of U.S. Propane,
                                         L.L.C., Heritage Service Corp.,
                                         Heritage-Bi State, L.L.C. and
                                         Heritage Energy Resources,
                                         L.L.C. and (ii) Manager of
                                         Heritage Energy Resources,
                                         L.L.C.


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
            Bill W. Byrne


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
          J. Charles Sawyer


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
          Stephen L. Cropper


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
           J. Patrick Reddy


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
          Royston K. Eustace


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
         William N. Cantrell


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
           Kevin M. O'Hara

              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
           Andrew W. Evans


                  *                      Director of U.S. Propane,          January 9, 2004
--------------------------------------   L.L.C.
          Richard T. O'Brien


 *By:      /s/ MICHAEL L. GREENWOOD
        ------------------------------
             Michael L. Greenwood
               Attorney-in-Fact


     U.S. Propane, L.L.C. is the general partner of U.S. Propane, L.P., the general partner of each of Heritage Propane Partners, L.P. and Heritage Operating, L.P. Heritage Propane Partners, L.P. and Heritage Operating, L.P. are the only members of Heritage-Bi State, L.L.C.

                               INDEX TO EXHIBITS


  EXHIBIT
   NUMBER                                    DESCRIPTION
  -------                                    -----------
   1.1***            Form of Underwriting Agreement relating to the sale of the common units offered by the Prospectus Supplement contained herein.
   1.2*              Form of Underwriting Agreement.
   4.1               Amended and Restated Agreement of Limited Partnership of
                     Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1 to Heritage Propane Partners, L.P.'s
                     Registration Statement on Form S-1, filed on June 21, 1996).
   4.2               Amendment No. 1 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.1 to Heritage Propane Partners,
                     L.P.'s Current Report on Form 8-K dated August 23, 2000).
   4.3               Amendment No. 2 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.2 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2001).
   4.4               Amendment No. 3 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.3 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.5               Amendment No. 4 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.4 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.6**             Form of Amendment No. 5 to Amended and Restated Agreement of
                     Limited Partnership of Heritage Propane Partners, L.P.
   4.7               Amended and Restated Agreement of Limited Partnership of
                     Heritage Operating, L.P. (incorporated by reference to
                     Exhibit 3.2 to Heritage Propane Partners, L.P.'s
                     Registration Statement on Form S-1, filed on June 21, 1996).
   4.8               Amendment No. 1 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Operating, L.P. (incorporated by
                     reference to Exhibit 3.2.1 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2000).
   4.9               Amendment No. 2 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Operating, L.P. (incorporated by
                     reference to Exhibit 3.2.2 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.10**            Form of Amendment No. 3 to Amended and Restated Agreement of
                     Limited Partnership of Heritage Operating, L.P.
   4.11**            Form of Senior Indenture of Heritage Propane Partners, L.P.
   4.12**            Form of Subordinated Indenture of Heritage Propane Partners,
                     L.P.
   4.13**            Form of Senior Indenture of Heritage Operating, L.P.
   4.14**            Form of Subordinated Indenture of Heritage Operating, L.P.
   5.1***            Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby.
   5.2**             Opinion of Doerner, Saunders, Daniel & Anderson, L.L.P. as
                     to the legality of the securities registered hereby.
   5.3***            Opinion of Vinson & Elkins L.L.P. as to the legality of the common units offered by the Prospectus Supplement contained herein.
   8.1**             Opinion of Vinson & Elkins L.L.P. as to tax matters.
  10.1               Acquisition Agreement dated November 6, 2003 among the
                     owners of U.S. Propane, L.P. and U.S. Propane, L.L.C. and La
                     Grange Energy, L.P. (incorporated by reference to Exhibit
                     10.30 to Heritage Propane Partners, L.P.'s Annual Report on
                     Form 10-K for the year ended August 31, 2003).

  EXHIBIT
   NUMBER                                    DESCRIPTION
  -------                                    -----------
  10.2               Contribution Agreement dated November 6, 2003 among La
                     Grange Energy, L.P. and Heritage Propane Partners, L.P. and
                     U.S. Propane, L.P. (incorporated by reference to Exhibit
                     10.31 to Heritage Propane Partners, L.P.'s Annual Report on
                     Form 10-K for the year ended August 31, 2003).
  10.3**             Amendment No. 1 dated December 7, 2003 to Contribution
                     Agreement dated November 6, 2003 among La Grange Energy,
                     L.P. and Heritage Propane Partners, L.P. and U.S. Propane,
                     L.P.
  10.4               Stock Purchase Agreement dated November 6, 2003 among the
                     owners of Heritage Holdings, Inc. and Heritage Propane
                     Partners, L.P. (incorporated by reference to Exhibit 10.32 to Heritage Propane Partners, L.P.'s Annual Report on Form
                     10-K for the year ended August 31, 2003).
  12.1**             Computation of ratio of earnings to fixed charges.
  23.1***            Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
  23.2**             Consent of Doerner, Saunders, Daniel & Anderson, L.L.P.
                     (included in Exhibit 5.2).
  23.3**             Consent of Grant Thornton LLP.
  23.4**             Consent of Ernst & Young LLP.
  23.5**             Consent of Ray C. Davis.
  23.6**             Consent of Kelcy L. Warren.
  23.7**             Consent of Deloitte & Touche LLP.
  23.8**             Consent of David R. Albin.
  23.9**             Consent of Kenneth A. Hersh.
  24.1**             Power of Attorney.
  25.1*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Senior Indenture of Heritage Propane
                     Partners, L.P.
  25.2*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Subordinated Indenture of Heritage Propane
                     Partners, L.P.
  25.3*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Senior Indenture of Heritage Operating, L.P.
  25.4*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Subordinated Indenture of Heritage Operating,
                     L.P.
  99.1               Balance sheet of U.S. Propane, L.P. (incorporated by
                     reference to Exhibit 99.1 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2003).
  99.2               Balance Sheet of U.S. Propane, L.L.C. (incorporated by
                     reference to Exhibit 99.3 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2003).


---------------

   * To be filed by a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K.

  ** Previously filed.


 *** Filed herewith.